SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, DC 20549
              _______________________

                      FORM 8-K


      Pursuant to Section 13 or 15 (d) of the
          Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)
                    July 25, 1997



               AMTRUST CAPITAL CORP.
     __________________________________________
(Exact name of registrant as specified in its charter)


  DELAWARE                         0-25485                      35-1940250
  ___________________________________________________________________________
(State or other jurisdiction      (Commission File No.)  (IRS Employer ID No.)
       of incorporation)

20 W. Fifth Street, Peru, Indiana                     46970
______________________________________________________________
(Address of principal executive offices)            (Zip code)

Registrant's telephone number, including area code: (765) 472-1991


                        N/A
_____________________________________________________________
(Former name or former address, if changed since last report)


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Item 5.  Other Events

     On July 25,  1997, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

     (a)   Exhibits

          99.  Press Release, dated July 25, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMTRUST CAPITAL CORP.



Date:    July 25, 1997        /s/ Jami L. Cornish
                              _________________________
                              Jami L. Cornish, Treasurer and
                              Chief Financial Officer

EXHIBIT 99

               AMTRUST CAPITAL CORP.
20 West 5th Street, P.O. Box 105, Peru, Indiana, 46970, (317) 472-1991


FOR MORE INFORMATION                    FOR IMMEDIATE RELEASE
CONTACT: Bruce M. Borst, President      Date: July 25, 1997
     and Chief Executive Officer
     (765) 472-1991

    AMTRUST CAPITAL CORP. DECLARES CASH DIVIDEND

PERU, INDIANA-- AmTrust Capital Corp., parent corporation of
AmericanTrust Federal Savings Bank, announced that it will pay a quarterly cash dividend of $0.05 per share for the fourth fiscal quarter of 1997. The dividend will be payable on August 22, 1997 to shareholders of record on August 8, 1997.

AmericanTrust Federal Savings serves communities located in Howard and Miami Counties, Indiana through its main office, one branch office, and a limited service branch (which provides all the services of a branch office with the exception of loan origination).

AmTrust Capital Corp. had $72.1 million in assets and $7.2 million in
stockholders' equity as of June 30, 1997.   The corporation's stock is traded on
the Nasdaq Small-Cap System under the symbol "ATSB".